Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-276538) on Form F-3 and (No. 333-279019) on Form S-8 of our report dated April 30, 2024, with respect to the consolidated financial statements of Prenetics Global Limited.

/s/ KPMG
Hong Kong, China
April 30, 2025